UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported):  July 12, 2019
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E. Northrop Blvd. Chandler, Arizona	85286
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Item 8.01.     Other Events.
Zovio Inc (the “Company”) owns and operates Ashford University (“Ashford”), a regionally-accredited university accredited by the Western Association of Schools and Colleges, or WASC Senior College and University Commission (“WSCUC”).
On July 12, 2019, WSCUC notified Ashford that it had approved the change of control application filed by Ashford to convert Ashford to a nonprofit California public benefit corporation, AU NFP, and separate Ashford from the Company (the “Conversion Transaction”). The approval is subject to certain conditions which must be met prior to the close of the Conversion Transaction, including:

1.    Divestiture of financial and ownership interest in the Company by all Ashford officers and their related parties; and

2.    Submission of a revised services agreement with respect to the Conversion Transaction, including the incorporation of previously-submitted key performance indicators into that agreement.

WSCUC is also requiring a post-implementation site visit of Ashford within six months of the close of the Conversion Transaction.
As part of the Conversion Transaction, Ashford will become an independent, self-governed, nonprofit institution. Following the Conversion Transaction, the Company plans to operate as an education technology services company that will provide certain services to Ashford and potentially, in the future, to other customers.
On the same date, WSCUC also notified Ashford that it had reaffirmed Ashford’s accreditation for six years.
The Company and Ashford are continuing to finalize the terms of the Conversion Transaction as we await the U.S. Department of Education response to the preacquisition review application which is expected in the near future. The Company and Ashford anticipate that the close of the Conversion Transaction may occur during the third quarter of 2019.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: (i) the failure to receive additional regulatory approvals; (ii) the failure of the Company and Ashford to reach agreement on terms of the and to negotiate and execute definitive agreements; (iii) the failure of Ashford officers and their related parties to divest financial and ownership interest in the Company, or to achieve an alternative arrangement with the approval of the WSCUC Executive Committee; (iv) the failure of WSCUC to approve the revised definitive agreements including key performance indicators; (v) the receipt of the Preacquisition Review Letter; (vi) if definitive agreements are executed, the occurrence of any event, change or other circumstance that could give rise to the termination of any definitive agreement; (vii) the effect of the announcement or pendency of the transactions contemplated herein on the Company's ability to retain and hire key personnel or its operating results and business generally; (viii) risks related to diverting management's attention from the Company's ongoing business operations; (ix) the outcome of stockholder litigation or other legal proceedings that are currently pending or may be instituted against the Company and/or its subsidiaries; (x) the failure of the Company to transition to becoming an education technology services provider; and (xi) other factors discussed in the Company's reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Zovio Inc dated July 15, 2019

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2019		Zovio Inc

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel